Exhibit 99.1

Resources Global Professionals Announces New Chief Financial Officer

IRVINE, Calif.--(BUSINESS WIRE)--August 17, 2016--Resources Global Professionals (“RGP”), a leading multinational provider of professional services and the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), today announced its new Chief Financial Officer. On August 17, 2016, RGP’s current Executive Vice President & Chief Financial Officer, Nathan Franke, announced his retirement, effective August 26, 2016. Herb Mueller, Managing Director of RGP’s Atlanta practice, has been promoted internally and will replace Mr. Franke as Executive Vice President & Chief Financial Officer, effective August 29, 2016. Also, effective August 29, 2016, the company’s Senior Vice President of Finance, John D. Bower, will be promoted to the newly-created role of Chief Accounting Officer.

Mr. Mueller was promoted to the role following a search led by global executive search firm, Spencer Stuart. Mr. Mueller has served in a leadership position with RGP over the past four years in the company’s Atlanta, Georgia practice. He has led significant growth in the region, focusing on consulting opportunities in finance and accounting, information management and internal audit. Prior to joining RGP, Mr. Mueller was the Chief Financial Officer, Vice President, Accounting & Administration, and Treasurer of Delta Apparel, Inc., a publicly-traded apparel manufacturer and distributor. He has also served as a Senior Vice President & Chief Financial Officer of TTA Partners, Inc., a holding company focused on investments in the advertising industry. Mr. Mueller holds a BA degree in Accounting from Columbus State University. He is a certified public accountant (inactive).

“I am delighted to promote Herb to this position of Executive Vice President and Chief Financial Officer,” said Chief Executive Officer, Anthony Cherbak. “Herb has been an excellent field leader, building the business and serving clients in our Southeast region. Herb understands field operations, RGP’s culture, and financial management and accounting. He brings a great blend of experience and knowledge to this important role.

“I also want to congratulate Nate and wish him the very best in retirement,” said Mr. Cherbak. “Nate has agreed to provide transition support and remain available on a consulting basis to assist with special projects. Nate has been a terrific partner and friend and we will miss him in the company day-to-day.”

Before moving into the Chief Accounting Officer role, Mr. Bower has served the company for more than 18 years. He started as RGP’s controller, having previously been a Senior Manager at Deloitte and Director of SEC Reporting at FHP International. In 2005, he became RGP’s Senior Vice President of Finance, handling all financial reporting and financial operations management.

“John is very deserving of this promotion to Chief Accounting Officer of RGP,” said Mr. Cherbak. “I have worked with John since his Deloitte days and have always held the upmost respect for his careful attention to accounting matters and financial operations. John is a trusted and valuable member of the finance and operations teams at RGP.”

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; corporate governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; healthcare solutions; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,200 professionals, annually serving over 1,800 clients around the world from 68 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

CONTACT:
Resources Global Professionals
Analyst Contact:
Nate Franke, chief financial officer
(US+) 1-714-430-6500
nate.franke@rgp.com
or
Media Contact:
Michael Sitrick, CEO Sitrick Brincko Group
(US+) 1-310-788-2850
mike_sitrick@sitrick.com